Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

St. Joseph Capital Corporation

Mishawaka, Indiana

We have audited the accompanying consolidated balance sheets of St. Joseph Capital Corporation as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for the three years then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of St. Joseph Capital Corporation as of December 31, 2004 and 2003, and the results of its operations for the three years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, in 2003.

/s/ Plante & Moran, PLLC

Plante & Moran, PLLC

February 23, 2005

Kalamazoo, Michigan

#

CONSOLIDATED BALANCE SHEETS

(000s omitted, except share and per share data)

December 31

2004

2003

ASSETS

Cash and due from banks

$

37,784

$

12,466

Interest-earning deposits in other financial institutions

7,548

263

Federal funds sold

-

22,700

Total cash and cash equivalents

45,332

35,429

Securities available for sale (Note 2)

58,230

24,134

Federal Home Loan Bank stock, at cost

3,087

2,326

Loans, net of allowance of $3,578 and $3,317 (Note 3)

278,421

222,974

Accrued interest receivable

1,661

994

Premises and equipment, net (Note 4)

2,409

1,347

Cash surrender value of life insurance

8,072

-

Other assets (Note 9)

1,847

1,054

Total assets

$

399,059

$

288,258

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities

Deposits

Noninterest-bearing

$

56,185

$

30,242

Interest-bearing (Note 5)

256,472

177,040

Total deposits

312,657

207,282

Federal funds purchased

2,800

-

Securities sold under agreements to repurchase (Note 6)

10,307

6,484

Federal Home Loan Bank advances (Note 7)

41,740

46,520

Accrued interest payable

203

158

Subordinated debentures (Note 7)

3,000

3,000

Other liabilities

1,820

579

Total liabilities

372,527

264,023

Shareholders’ equity (Notes 8 and 12)

Preferred stock, $.01 par value, 100,000 shares

  authorized; -0- shares issued and outstanding

-

-

Common stock, $.01 par value, 2,500,000 shares

  authorized; 1,737,445 and 1,707,445  shares issued

  and outstanding in 2004 and 2003

17

17

Additional paid-in capital

19,436

18,984

Retained earnings

7,166

5,035

Accumulated other comprehensive income (Note 1)

(87)

199

Total shareholders' equity

26,532

24,235

Total liabilities and shareholders' equity

$

399,059

$

288,258

See accompanying notes to consolidated financial statements.

#

CONSOLIDATED STATEMENTS OF INCOME

(000s omitted, except per share data)

Years Ended December 31

2004

2003

2002

Interest income

Loans, including fees

$

12,717

$

11,267

$

10,231

Securities available for sale - taxable

1,373

1,026

1,415

Securities available for sale - tax exempt

373

262

250

Federal Home Loan Bank stock

122

106

110

Federal funds sold

36

22

55

Other interest earning assets

136

11

103

Total interest income

14,757

12,694

12,164

Interest expense

Deposits

2,862

2,149

2,932

Federal funds purchased

200

70

31

Securities sold under agreements to repurchase

39

39

101

Subordinated debentures

142

62

-

Federal Home Loan Bank advances

2,069

2,050

1,848

Total interest expense

5,312

4,370

4,912

Net interest income

9,445

8,324

7,252

Provision for loan losses (Note 3)

261

327

716

Net interest income after provision for loan losses

9,184

7,997

6,536

Noninterest income

Service charges on deposit accounts

422

383

342

Gain on sales of securities

  available-for-sale, net (Note 2)

106

236

402

Earnings on life insurance

72

-

-

Other income

129

114

122

Total noninterest income

729

733

866

Noninterest expense

Salaries and employee benefits (Note 8)

4,301

3,969

3,089

Occupancy and equipment

391

417

411

Professional fees

234

284

193

Data processing

187

157

135

Other expense

1,111

1,034

918

Total noninterest expense

6,224

5,861

4,746

Income before income taxes

3,689

2,869

2,656

Income tax expense (Note 9)

1,280

1,044

973

Net income

$

2,409

$

1,825

$

1,683

Basic income per common share

$

1.39

$

1.08

$

1.00

Diluted income per common share

$

1.33

$

1.05

$

.98

See accompanying notes to consolidated financial statements.

#

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(000s omitted except share and per share data)

Accumulated

Other

Additional

Comprehensive

Total

Common

Paid-In

Retained

Income (Loss)

Shareholders’

Stock

Capital

Earnings

Net of Tax

Equity

Balance at December 31, 2001

$

17

$

18,331

$

1,527

$

140

$

20,015

Comprehensive income

Net income

-

-

1,683

-

1,683

Net change in unrealized gain

  on securities available-for-sale,

  net of tax effects of $287

-

-

-

432

432

Total comprehensive income

2,115

Proceeds from issuance of 993

  shares of common stock upon

  exercise of stock options

-

11

-

-

11

Balance at December 31, 2002

17

18,342

3,210

572

22,141

Comprehensive income

Net income

-

-

1,825

-

1,825

Net change in unrealized gain

  on securities available-for-sale,

  net of tax effects of $(248)

-

-

-

(373)

(373)

Total comprehensive income

1,452

Compensation expense related to

  options vesting

-

80

-

-

80

Stock compensation expense

-

67

-

-

67

Tax benefit from employee

   stock options

-

(13)

-

-

(13)

Proceeds from issuance of 32,242

  shares of common stock upon

  exercise of stock options

-

508

-

-

508

Balance at December 31, 2003

17

18,984

5,035

199

24,235

Comprehensive income

Net income

-

-

2,409

-

2,409

Net change in unrealized loss

  on securities available-for-sale,

  net of tax effects of $(192)

-

-

-

(286)

(286)

Total comprehensive income

2,123

Cash dividends paid - $0.16 per share

-

-

(278)

-

(278)

Stock compensation expense

-

100

-

-

100

Proceeds from issuance of 30,000

 shares of common stock upon exercise

  of stock options

-

352

-

-

352

Balance at December 31, 2004

$

17

$

19,436

$

7,166

$

(87)

$

26,532

See accompanying notes to consolidated financial statements.

#

CONSOLIDATED STATEMENTS OF CASH FLOWS

(000s omitted)

Years ended December 31

2004

2003

2002

Cash flows from operating activities

Net income

$

2,409

$

1,825

$

1,683

Adjustments to reconcile net income

  to net cash from operating activities

Depreciation

186

180

194

Provision for loan losses

261

327

716

Net amortization on securities

  available for sale

135

196

183

Deferred income taxes

(160)

(405)

94

Gain on sales of securities

  available-for-sale, net

(106)

(236)

(402)

Net stock option expense

100

134

-

Increase in cash surrender value of life insurance

(72)

-

-

Net change in

Accrued interest receivable

(667)

37

7

Other assets

(441)

383

(151)

Accrued interest payable

45

(94)

94

Other liabilities

1,241

112

179

Net cash from operating activities

2,931

2,459

2,597

Cash flows from investing activities

Purchase of securities available for sale

(49,222)

(19,833)

 (23,176)

Proceeds from sales of securities

  available for sale

4,916

10,938

14,956

Proceeds from maturities, calls, and paydowns

  of securities available for sale

9,703

22,760

15,750

Purchase of FHLB stock

(761)

(172)

(525)

Purchase of life insurance

(8,000)

-

-

Net change in loans receivable

(55,708)

(34,207)

(45,122)

Purchase of premises and equipment, net

(1,248)

(223)

(212)

Net cash from investing activities

(100,320)

(20,737)

(38,329)

Cash flows from financing activities

Net change in deposits

105,375

29,608

24,366

Net change in securities sold under agreements

  to repurchase

3,823

(3,796)

(229)

Proceeds from federal funds purchased

2,800

-

-

Proceeds from FHLB advances

27,500

13,000

15,000

Repayment of FHLB advances

(32,280)

(9,550)

(2,500)

Cash dividends paid

(278)

-

-

Proceeds from subordinated debentures

-

3,000

-

Proceeds from issuance of common stock, net

352

508

11

Net cash from financing activities

107,292

32,770

36,648

Net change in cash and cash equivalents

9,903

14,492

916

Cash and cash equivalents at beginning of year

35,429

20,937

20,021

Cash and cash equivalents at end of year

$

45,332

$

35,429

$

20,937

Supplemental disclosures of cash flow information

Cash paid during the year for

Interest

$

5,267

$

4,464

$

4,818

Income taxes

1,685

1,115

1,103

See accompanying notes to consolidated financial statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003, AND 2002

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of St. Joseph Capital Corporation conform to accounting principles generally accepted in the United States of America and to general practices within the banking industry.  The following describes the significant accounting and reporting policies, which are employed in the preparation of the financial statements.

Basis of Presentation and Consolidation -  The consolidated financial statements include the accounts of St. Joseph Capital Corporation, a bank holding company located in Mishawaka, Indiana (the Company), its wholly owned subsidiary St. Joseph Capital Bank (the Bank) and Riverfront Partners, LLC, a real estate holding company which qualifies as a variable interest entity (VIE), of which the Company is the primary beneficiary.  Also, included in the consolidated financial statements is St. Joseph Capital Holdings, Inc., a wholly owned subsidiary of the Bank, which began operations on September 28, 2004, as an investment subsidiary based in Wilmington, Delaware.  All significant intercompany transactions and accounts have been eliminated in consolidation.

Use of Estimates -  The accounting and reporting policies of the Company and its subsidiary conform to generally accepted accounting principles in the United States of America.  Management is required to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from these estimates and assumptions.  Material estimates that are particularly susceptible to significant changes in the near term relate to the determination of the allowance for loan losses and the valuation of deferred tax assets and investment securities.

Nature of Operations -  The Company is engaged in the business of commercial and retail banking.  The Bank offers a variety of deposit products, including checking accounts, savings accounts, and time deposits.  The Bank conducts lending activities in the residential and commercial mortgage markets, in the general commercial market and in the consumer installment marketplace.  Substantially all loans are secured by business or personal assets.  These financial services and products are delivered throughout northern Indiana.

Significant Group Concentrations of Credit Risk -  Most of the Company’s activities are with customers located within Indiana.  Note 2 discusses the Company’s types of securities.  Note 3 discusses the Company’s types of lending.  The Company does not have any significant concentrations to any one industry or customer.

Cash and Cash Equivalents -  For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold.  Generally, federal funds are purchased and sold for a one-day period.

To satisfy legal cash reserve and clearing balance requirements, noninterest-bearing balances are required to be maintained as deposits with the Federal Reserve or as cash on hand.  The total required cash reserve and clearing balance requirement was $25,000 for both of the years ended December 31, 2004 and 2003.

Securities -  Debt securities are classified as "available-for-sale" and recorded at fair value, with unrealized gains and losses, net of related deferred income taxes, excluded from earnings and reported in other comprehensive income.  Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities.  Declines in the fair value of available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses.  Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

#

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003, AND 2002

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans -  The Company grants mortgage, commercial and consumer loans to customers.  Loans are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans.  Interest income is accrued on the unpaid principal balance.  Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

The accrual of interest on loans is discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection.  In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income.  The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual.  Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses -  The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings.  Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed.  Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions.  This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed.  Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of homogeneous loans are collectively evaluated for impairment.  Accordingly, the Company does not separately identify individual consumer and residential loans for impairment disclosures.

Credit Related Financial Instruments - In the ordinary course of business, the Company has entered into commitments to extend credit, including commitments under commercial letters of credit and standby letters of credit.  Such financial instruments are recorded when they are funded.

#

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003, AND 2002

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Premises and Equipment - Land and land improvements are carried at cost.  Bank premises and equipment are stated at cost, less accumulated depreciation.  Depreciation, computed on the straight-line method, is charged to operations over the estimated useful lives of the assets.

Cash Surrender Value of Life Insurance - The Company has purchased life insurance policies on certain officers of the Bank.  Company owned life insurance is recorded at its cash surrender value, or the amount that can be realized.

Profit Sharing Plan - The Company maintains a 401(k) profit sharing plan covering substantially all employees.  See Note 8 for details concerning the plan.

Income Taxes - Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method.  Under this method, the net deferred tax asset or liability is determined based on the tax effects of the various temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

Restrictions on Dividends, Loans and Advances - Banking regulations place certain restrictions on dividends paid and loans or advances made by the Bank to the Company.  The total amount of dividends which may be paid at any date is generally limited to the retained earnings of the Bank.  However, dividends paid by the Bank would be prohibited if the effect thereof would cause the Bank's capital to be reduced below applicable minimum standards.  At December 31, 2004, the Bank's retained earnings available for the payment of dividends totaled $8,564,000.  Accordingly, $19,294,000 of the Company’s investment in the Bank was restricted at December 31, 2004.

Loans or advances made by the Bank to the Company are generally limited to 10 percent of the Bank’s capital stock and surplus.  Accordingly, at December 31, 2004, Bank funds available for loans or advances to the Company amounted to $3,152,000.

Earnings Per Common Share - Earnings per common share are based on the weighted average number of shares outstanding during each period (retroactively adjusted to consider the impact of the stock splits).  Diluted income per common share shows the dilutive effect of stock options, where applicable.  Weighted average shares reconciliation is as follows:

Year Ended December 31

2004

2003

2002

(in thousands of shares)

Basic

1,733

1,683

1,679

Effect of stock options

76

62

45

Diluted

1,809

1,745

1,724

Outstanding stock options for 0, 3,000, and 56,787 shares of common stock at December 31, 2004, 2003 and 2002, were not considered in computing diluted income per common share because they were not dilutive.

#

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003, AND 2002

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Comprehensive Income - Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in net income.  Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

Stock Compensation - The Company has a stock-based employee compensation plan, which is described more fully in Note 8.  Effective January 1, 2003, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, prospectively for all new awards granted after January 1, 2003.  Awards under the Company’s stock-based compensation plan vest over various periods.  Therefore, the expense related to stock-based compensation included in the determination of net income for 2004 and 2003 is less than that which would have been recognized if the fair value method had been applied to all awards since the original effective date of SFAS No. 123.  The following table illustrates the effect on net income and earnings per common share if the fair value method had been applied to all outstanding and unvested awards in each period.

Year Ended December 31

2004

2003

2002

(000s omitted, except per share data)

Net income, as reported

$

2,409

$

1,825

$

1,683

Add: Stock-based compensation expense

included in reported net income, net of

related tax effects

94

55

-

Deduct: Total stock-based compensation

expense determined under fair value

methods for all awards, net of related tax

effects

280

283

222

Proforma net income

$

2,223

$

1,597

$

1,461

Reported income per common share:

Basic

$

1.39

$

1.08

$

1.00

Diluted

$

1.33

$

1.05

$

.98

Proforma income per common share:

Basic

$

1.28

$

.95

$

.87

Diluted

$

1.23

$

.92

$

.85

Adoption of New Accounting Standards – During 2004, the Company adopted FASB Statement 143, Accounting for Asset Retirement Obligations, FASB Statement 145, Rescission of FAS Statement 4, 44 and 64, Amendment of FAS Statement 13, and Technical Corrections, FASB Statement 146, Accounting for Costs Associated with Exit or Disposal Activities, FASB Statement 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities, FASB Statement 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equities, FASB Statement 132 (revised 2003), Employers' Disclosures about Pensions and Other Postretirement Benefits, FASB Interpretation

#

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003, AND 2002

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

45, Guarantor's Accounting and Disclosure Requirements for Guarantees, and the disclosure requirements of EITF Issue 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments. Adoption of the new standards did not materially affect the Company's operating results or financial condition.

EITF 03-1 contains accounting guidance regarding other-than-temporary impairment on securities that was to take effect for the quarter ended December 31, 2004.  However, the effective date of portions of this guidance has been delayed, and more interpretive guidance is to be issued in the near future.  The effect of this new and pending guidance on the Company's financial statements is not known, but it is possible this guidance could change management's assessment of other-than-temporary impairment in future periods.

Reclassifications - Certain amounts appearing in the prior year’s financial statements have been reclassified to conform to the current year’s financial statements.

#

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003, AND 2002

NOTE 2 - SECURITIES

The amortized cost and estimated fair market values of investments in available-for-sale securities were as follows at December 31, 2004 and 2003 (000s omitted):

Gross

Gross

Estimated

Amortized

Unrealized

Unrealized

Market

Cost

Gains

Losses

Value

2004

U.S. government and

federal agency

$

38,259

$

3

$

(313)

$

37,949

Obligations of states and

political subdivisions

14,434

305

(85)

14,654

Mortgage backed

5,657

-

(56)

5,601

Marketable equity

26

-

-

26

$

58,376

$

308

$

(454)

$

58,230

Gross

Gross

Estimated

Amortized

Unrealized

Unrealized

Market

Cost

Gains

Losses

Value

2003

U.S. government and

federal agency

$

16,032

$

120

$

(211)

$

15,941

Obligations of states and

political subdivisions

6,173

415

-

6,588

Corporate bonds

480

4

(1)

483

Mortgage backed

1,073

5

(1)

1,077

Marketable equity

44

1

-

45

$

23,802

$

545

$

(213)

$

24,134

The amortized cost and estimated market values of securities at December 31, 2004, by contractual maturity, are shown below.  Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties (000s omitted).

Amortized

Fair

Cost

Value

Due in one year or less

$

-

$

-

Due after one year through five years

37,876

37,669

Due after five years through ten years

8,260

8,398

Due after ten years

6,557

6,536

Mortgage backed

5,657

5,601

Marketable equity

26

26

Total

$

58,376

$

58,230

#

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003, AND 2002

NOTE 2 - SECURITIES (Continued)

Activities related to gross gains and losses on sales of securities available for sale are summarized as follows (000s omitted):

2004

2003

2002

Proceeds

$

4,916

$

10,938

$

14,956

Gross gains

106

236

416

Gross losses

-

-

(14)

Tax expense related to net gains

42

94

160

Information pertaining to securities with gross unrealized losses aggregated by investment category and length of time that individual securities have been in a continuous loss position as follows at December 31, 2004 and 2003 (000s omitted):

Less Than Twelve Months

Over Twelve Months

Gross

Gross

Unrealized

Unrealized

Losses

Fair Value

Losses

Fair Value

2004

Avaliable-for-sale securities:

U.S. government and

federal agency

$

(193)

$

29,575

$

(120)

$

6,370

Obligations of states and

political subdivisions

(85)

6,776

-

-

Mortgage backed

(55)

5,232

(1)

369

Total available-for-sale

securities

$

(333)

$

41,583

$

(121)

$

6,739

2003

Avaliable-for-sale securities:

U.S. government and

federal agency

$

-

$

-

$

(211)

$

8,785

Obligations of states and

political subdivisions

-

-

-

-

Corporate bonds

-

-

(1)

228

Mortgage backed

-

-

(1)

501

Total available-for-sale

securities

$

-

$

-

$

(213)

$

9,514

Unrealized losses on securities have not been recognized into income because the issuers’ bonds are of high credit quality, we have the intent and ability to hold the securities for the foreseeable future, and the decline in fair value is primarily due to increased market interest rates.  The fair value is expected to recover as the bonds approach the maturity date.

Securities with a carrying value of approximately $30,878,000 were pledged at December 31, 2004 to secure borrowings from the Federal Home Loan Bank and repurchase agreements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003, AND 2002

NOTE 3 - LOANS

Major categories of loans in the portfolio were as follows at December 31, 2004 and 2003 (000s omitted):

2004

2003

Commercial

$

71,782

$

57,110

Commercial and multi-family mortgages

106,491

79,030

Residential mortgages

75,613

66,412

Residential construction

4,095

523

Commercial construction

14,652

16,621

Consumer

9,565

6,795

Total

282,198

226,491

Less deferred fees, net

(199)

(200)

Less allowance for loan losses

(3,578)

(3,317)

Total

$

278,421

$

222,974

Certain directors and executive officers of the Company, including their associates, were loan customers of the subsidiary bank during 2004 and 2003.  Management believes such loans were made in the ordinary course of business and do not involve more than a normal risk of collectibility.  The outstanding loan balances for these individuals at December 31, 2004 and 2003 amounted to approximately $12,442,000 and $10,125,000.  During 2004, $7,908,000 of new loans were made and repayments totaled approximately $5,591,000.  The total unused commitments related to these loans were approximately $6,780,000 at December 31, 2004.

An analysis of the allowance for loan losses follows (000s omitted):

2004

2003

2002

Balance, beginning of year

$

3,317

$

2,990

$

2,274

Provision for loan losses

261

327

716

Loans charged off

-

-

-

Recoveries of loans charged off

-

-

-

Balance, end of year

$

3,578

$

3,317

$

2,990

At December 31, 2004, 2003, and 2002, no portion of the allowance for loan losses was allocated to impaired loan balances as there were no loans considered impaired as of or for the years ended December 31, 2004, 2003, and 2002.

NOTE 4 - BANK PREMISES AND EQUIPMENT

Major classifications of bank premises and equipment are summarized as follows at December 31, 2004 and 2003 (000s omitted):

2004

2003

Land and improvements

$

307

$

309

Building and building improvements

763

886

Furniture and equipment

1,968

1,679

Construction in progress

1,085

-

Total

4,123

2,874

Accumulated depreciation

(1,714)

(1,527)

Total

$

2,409

$

1,347

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003, AND 2002

NOTE 5 - DEPOSITS

The following is a summary of interest-bearing deposits at December 31, 2004 and 2003 (000s omitted):

2004

2003

NOW accounts

$

121,540

$

65,543

Savings

40,413

41,246

Certificates of deposit

$100,000 and over

85,961

61,063

Under $100,000

8,558

9,188

Total interest-bearing deposits

$

256,472

$

177,040

The remaining maturities of certificates of deposit were as follows at December 31, 2004 (000s omitted):

CDs over

CDs under

$100,000

$100,000

2005

$

68,079

$

2,588

2006

16,303

4,810

2007

1,579

1,160

2008

-

-

2009

-

-

Thereafter

-

-

Total

$

85,961

$

8,558

NOTE 6 - SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

Securities sold under agreements to repurchase consist of obligations of the Company to other parties.  These arrangements are all short-term retail repurchase agreements and are secured by securities available-for-sale.  Such collateral is held by safekeeping agents of the Company, and the Company maintains control over such securities.  The borrowings are summarized for 2004, 2003, and 2002 as follows (000s omitted):

2004

2003

Amount outstanding at year-end

$

10,307

$

6,484

Weighted average interest rate at year-end

.44%

.32%

Maximum month-end balance during

  the year

$

10,307

$

9,966

Average daily balance during the year

$

7,308

$

8,485

Weighted average interest rate during

  the year

.53%

.45%

NOTE 7 - FEDERAL HOME LOAN BANK ADVANCES AND OTHER DEBT

The Company has various term advances from the Federal Home Loan Bank ("FHLB") with fixed interest rates ranging from 2.3% to 6.9% at December 31, 2004, and 1.4% to 6.9% percent at December 31, 2003.  Total borrowings under these advances were $41,740,000 and $46,520,000 at December 31, 2004 and 2003.  Interest on these borrowings is payable monthly.  At December 31, 2004 and 2003, in addition to FHLB stock, the Company pledged qualifying loans of approximately $171,721,000 and

#

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003, AND 2002

NOTE 7 - FEDERAL HOME LOAN BANK ADVANCES AND OTHER DEBT (Continued)

$148,501,000 and securities available-for-sale with a carrying value of approximately $20,379,000 and $7,105,000 to the FHLB to secure advances outstanding.

A majority of the advances outstanding at December 31, 2004 contain an option that would allow the FHLB, at its discretion or upon the occurrence of certain events related to the LIBOR interest rate, to convert the current fixed rate advances to adjustable rate advances at certain conversion dates as of December 31, 2004 through March 7, 2011.  The converted adjustable rate advances would bear an interest rate equal to the three month LIBOR flat rate.

Upon notification by the FHLB to the Company that an option will be exercised to convert an advance, the Company has the election to prepay, on the conversion date or any subsequent quarterly reset date, the advance at par without a fee being assessed.  The remaining advances are fixed rate, fixed term, single maturity advances.

Subordinated Debentures

In July, 2003, St. Joseph Capital Trust I, a business trust subsidiary of the Company, sold $3,000,000 in trust preferred securities.  The proceeds from the sale of the trust preferred securities were used by the trust to purchase an equivalent amount of subordinated debentures from the Company.  The trust preferred securities carry a variable rate of interest priced at the three-month libor plus 305 basis points, have a stated maturity of 30 years, and, in effect, are guaranteed by the Company.  The securities are redeemable at par after five years.  The debentures will mature and the capital securities must be redeemed in 2033, although the Company has the option to shorten the maturity date to a date not earlier than September 30, 2008, pending the prior approval of the Board of Governors of the Federal Reserve System, if required.

Required payments on all debt are as follows as of December 31, 2004 (000s omitted):

2005

$

9,740

2006

7,000

2007

4,500

2008

2,000

2009

-

2010 and thereafter

21,500

$

44,740

NOTE 8 - BENEFIT PLANS

Stock Option Plan

The Company has adopted a stock option plan.  Under the terms of this plan, options for up to 425,000 shares of the Company’s common stock may be granted to key management, employees, and directors of the Company and its subsidiary.  The exercise price of the options is determined at the time of grant by an administrative committee appointed by the Board of Directors.

The fair value of options granted during 2004, 2003, and 2002 is estimated using the following weighted average information: risk-free interest rate of 4.4%, 3.6%, and 4.0%, expected life of eight years for 2004, 2003, and 2002, expected volatility of stock price of .21, .23, and .22, and expected dividends of 0.1%, 0.0%, and 0.0% for 2004, 2003, and 2002.  The Company has estimated the fair value of the options issued in 2004, 2003, and 2002 at $6.82, $6.59, and $6.62 per share, using the Black-Scholes option pricing model.

#

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003, AND 2002

NOTE 8 - BENEFIT PLANS (Continued)

SFAS No. 123 requires proforma disclosures for companies that do not adopt its fair value accounting method for stock-based employee compensation.  Effective January 1, 2003, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation Transition and Disclosure, prospectively for all new awards granted after January 1, 2003.  Accordingly, the following proforma information presents net income per common share had the fair value method been used to measure compensation cost for stock option plans (See the table in Note 1).  Compensation cost was recognized for the fair value of the stock options granted in 2004 and 2003.  No compensation cost was recognized for 2002.

Stock options are issued for 10-year periods with varying vesting periods.  The weighted average remaining contractual life of options outstanding at December 31, 2004 was approximately 5.8 years.  Stock options exercisable at December 31, 2004, 2003, and 2002 totaled 217,434, 208,392, and 185,847 at a weighted average exercise price of $15.47, $14.46, and $14.53.  As of December 31, 2004, 88,214 options remained available for future grants.

Options outstanding at December 31, 2004 were as follows.

Outstanding

Exercisable

Weighted

Average

Weighted

Weighted

Range of

Remaining

Average

Average

Exercise

Contractual

Exercise

Exercise

Prices

Number

Life

Price

Number

Price

$ 10.00 - $ 11.60

43,810

3.6 years

$

10.63

37,410

$

10.47

$ 12.38 - $ 13.50

44,687

6.5 years

12.79

43,587

12.80

$ 14.00 - $ 15.75

26,395

4.3 years

14.49

23,205

14.55

$ 16.00 - $ 17.75

40,656

3.8 years

16.90

40,656

16.90

$ 18.00 - $ 19.80

89,921

7.0 years

18.84

57,826

18.73

$ 20.09 - $ 20.75

17,437

9.0 years

20.75

13,750

20.75

$ 22.00 - $ 22.91

7,000

9.2 years

22.26

1,000

22.00

Total shares

269,906

217,434

Number of

Weighted

Outstanding

Average

Options

Exercise Price

Outstanding – December 31, 2001

206,305

$

14.01

Granted

81,350

17.62

Exercised

(993)

11.27

Outstanding – December 31, 2002

286,662

15.04

Granted

21,399

19.16

Exercised

(32,242)

17.67

Outstanding – December 31, 2003

275,819

15.08

Granted

25,937

21.00

Exercised

(30,000)

11.73

Forfeited

(1,850)

18.75

Outstanding – December 31, 2004

269,906

16.00

#

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003, AND 2002

NOTE 8 - BENEFIT PLANS (Continued)

Defined Contribution Pension Plan

The Company has a 401(k) plan covering substantially all employees.  The plan provides for voluntary employee contributions and discretionary employer contributions.  Employee contributions are vested at all times and any employer contributions are fully vested after three years.  Currently, the Company does not match employee contributions.  The annual expense related to the plan is based on a discretionary safe harbor contribution of 3.0% of all eligible employees’ salaries irrespective of the employee’s participation in the plan during the year.  The discretionary matching percentage and the additional discretionary contribution are to be determined by the Board of Directors at the end of each year.  The expense recorded related to this plan was approximately $88,000 for 2004, $79,000 for 2003, and $60,000 for 2002.

NOTE 9 - INCOME TAXES

The Company and its subsidiary file a consolidated federal income tax return.  The following is a summary of the provision for income taxes for the years ended December 31, 2004, 2003, and 2002 (000s omitted):

2004

2003

2002

Federal

Current

$

1,207

$

1,136

$

748

Deferred

(136)

(198)

80

1,071

938

828

State

Current

233

313

131

Deferred

(24)

(207)

14

209

106

145

Total income tax expense

$

1,280

$

1,044

$

973

Total income tax expense differed from the amounts computed by applying the federal income tax rate of 34.0% in all periods presented to income before income taxes as a result of the following for the years ended December 31 (000s omitted):

2004

2003

2002

Income tax expense at statutory rate

$

1,254

$

975

$

903

Tax effect of:

State tax, net of federal income

  tax effect

162

122

127

Tax exempt interest

(127)

(89)

(85)

Other, net

(9)

36

28

Total income tax expense

$

1,280

$

1,044

$

973

#

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003, AND 2002

NOTE 9 - INCOME TAXES (Continued)

The significant components of the Company's deferred tax assets and liabilities at December 31, 2004 and 2003 were as follows (000s omitted):

2004

2003

Deferred tax assets

Allowance for bad debts

$

1,392

$

1,288

Deferred loan fees

79

79

Unrealized loss on securities available for sale

59

-

Other

42

-

1,572

1,367

Deferred tax liabilities

Accretion

(7)

(1)

Depreciation

(4)

(22)

Unrealized gain on securities available-for-sale

-

(133)

Other

(123)

(125)

(134)

(281)

Net deferred tax asset

$

1,438

$

1,086

NOTE 10 - OFF-BALANCE SHEET ACTIVITIES

Credit-Related Financial Instruments – The Company is a party to credit related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing need of its customer.  These financial instruments include commitments to extend credit, standby letters of credit and commercial letters of credit.  Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.

The Company's exposure to credit loss is represented by the contractual amount of these commitments.  The Company follows the same credit policies in making commitments as it does for on-balance-sheet instruments.

At December 31, 2004 and 2003, the following financial instruments were outstanding whose contract amounts represent credit risk (000s omitted):

2004

2003

Fixed

Variable

Fixed

Variable

Rate

Rate

Rate

Rate

Commitments to grant loans

$

2,132

$

6,525

$

4,921

$

18,380

Unfunded commitments under lines of credit

6,267

89,223

-

73,147

Commercial and standby letters of credit

420

2,529

-

4,601

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  The fixed rate loan commitments have interest rates ranging from 3.5% to 7.0% and maturities ranging from one month to 5.5 years.  The commitments for equity lines of credit may expire without being drawn upon.  Therefore, the total commitment amounts do not necessarily represent future cash requirements.  The amount of collateral obtained, if it is deemed necessary by the Company, is based on management's credit evaluation of the customer.

#

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003, AND 2002

NOTE 10 - OFF-BALANCE SHEET ACTIVITIES (Continued)

Unfunded commitments under commercial lines-of-credit and revolving credit lines are commitments for possible future extensions of credit to existing customers.  These lines-of-credit are collateralized and usually do not contain a specified maturity date and may not be drawn upon to the total extent to which the Company is committed.

Commercial and standby letters-of-credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party.  Those letters-of-credit are primarily used to support public and private borrowing arrangements.  Essentially all letters of credit issued have expiration dates within one year.  The credit risk involved in issuing letters-of-credit is essentially the same as that involved in extending loan facilities to customers.  The Company generally holds collateral supporting those commitments if deemed necessary.

Contingencies – The Company is involved with Riverfront Partners, LLC. (Riverfront), which qualifies as a variable interest entity.  The Company’s involvement with the entity began in June of 2004, and is limited to real estate development and management, and its activities primarily relate to the building and management of a single property located in Elkhart, Indiana.  As of December 31, 2004, total assets and liabilities of Riverfront were approximately $1,086,000 and $840,000.  The Company’s maximum exposure to loss resulting from its involvement with Riverfront as of December 31, 2004 was $1,034,000 and the remaining commitment to complete the building is approximately $637,000.

NOTE 11 - FAIR VALUES OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation.  Fair value is best determined based upon quoted market prices.    However, in many instances, there are no quoted market prices for the Company's various financial instruments.  In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques.  Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows.  Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.  SFAS 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements.

Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company.

The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

Cash and Cash Equivalents – The carrying amounts of cash and short-term instruments approximate fair values.

Securities – Fair values for securities, excluding Federal Home Loan Bank stock, are based on quoted market prices.  The carrying value of Federal Home Loan Bank stock approximates fair value based on the redemption provisions of the Federal Home Loan Bank.

Loans Receivable – For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values.  Fair values for certain mortgage loans (e.g., one-to-four family residential), credit card loans, and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics.

Fair values for other loans (e.g., commercial real estate and investment property mortgage loans, commercial and industrial loans) are estimated using discounted cash flow analyses, using interest rates

#

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003, AND 2002

NOTE 11 - FAIR VALUES OF FINANCIAL INSTRUMENTS (Continued)

currently being offered for loans with similar terms to borrowers of similar credit quality.  Fair values for non-performing loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

Cash Surrender Value of Life Insurance – The carrying amount for life insurance is based on the cash surrender value of the instrument that approximates fair value.

Deposit Liabilities – The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts).  The carrying amounts of variable-rate, fixed term money market accounts and certificates of deposit approximate their fair values at the reporting date.  Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Federal Home Loan Bank Advances and Subordinated Debentures – The fair values of the Company's Federal Home Loan Bank advances and subordinated debentures are estimated using discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

Federal Funds Purchased and Accrued Interest – The carrying amounts approximate fair value.

Off-balance-Sheet Instruments – Fair values for off-balance-sheet, credit related financial instruments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

The estimated fair values, and related carrying or notional amounts, of the Company's financial instruments were as follows as December 31 (000s omitted):

2004

2003

Carrying

Estimated

Carrying

Estimated

Amount

Fair Value

Amount

Fair Value

Financial assets

Cash and cash equivalents

$

45,332

$

45,332

$

35,429

$

35,429

Securities available-for-sale

58,230

58,230

24,134

24,134

FHLB stock

3,087

3,087

2,326

2,326

Loans receivable, net of allowance

  for loan losses

278,421

278,103

222,974

222,594

Accrued interest receivable

1,661

1,661

994

994

Cash surrender value of life insurance

8,072

8,072

-

-

Financial liabilities

Deposits

(312,657)

(309,853)

(207,282)

(208,558)

Federal funds purchased

(2,800)

(2,800)

-

-

Securities sold under agreements to

  repurchase

(10,307)

(10,307)

(6,484)

(6,484)

Federal Home Loan Bank advances

(41,740)

(43,193)

(46,520)

(47,006)

Accrued interest payable

(203)

(203)

(158)

(158)

Subordinated debentures

(3,000)

(3,000)

(3,000)

(3,000)

#

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003, AND 2002

NOTE 12 - REGULATORY MATTERS

The Company (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's and the Bank's financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off balance-sheet items as calculated under regulatory accounting practices.  The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.  Prompt corrective action provisions are not applicable to bank holding companies.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts, and ratios (set forth in the following table) of total and Tier 1 capital  (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined).  Management believes, as of December 31, 2004 and 2003, that the Company and the Bank met all capital adequacy requirements to which they were subject.

As of December 31, 2004, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action.  To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier 1 risked-based and Tier 1 leverage ratios as set forth in the following tables.  There are no conditions or events since the notification that management believes have changed the Bank's category.  The Company's and the Bank's actual capital amounts and ratios as of December 31, 2004 and 2003 are also presented in the following table (000,000s omitted).

Minimum Required

to be Well

Minimum Required

Capitalized Under

for Capital

Prompt Corrective

Actual

Adequacy Purposes

Action Provisions

2004

Amount

Ratio

Amount

Ratio

Amount

Ratio

Total Capital to risk weighted assets

Consolidated

$

33.2

11.1%

$

23.9

8.0%

N/A

N/A

Bank

31.5

10.6

23.8

8.0

$

29.7

10.0%

Tier 1 (Core) Capital to risk weighted assets

Consolidated

$

29.6

9.9%

$

12.0

4.0%

N/A

N/A

Bank

27.9

9.4

11.9

4.0

$

17.8

6.0%

Tier 1 (Core) Capital to average assets

Consolidated

$

29.6

8.0%

$

14.8

4.0%

N/A

N/A

Bank

27.9

7.8

14.3

4.0

$

17.9

5.0%

2003

Total Capital to risk weighted assets

Consolidated

$

29.9

13.3%

$

18.0

8.0%

N/A

N/A

Bank

28.0

12.2

18.4

8.0

$

23.0

10.0%

Tier 1 (Core) Capital to risk weighted assets

Consolidated

$

27.0

12.0%

$

9.0

4.0%

N/A

N/A

Bank

25.2

11.0

9.2

4.0

$

13.7

6.0%

Tier 1 (Core) Capital to average assets

Consolidated

$

27.0

9.3%

$

11.6

4.0%

N/A

N/A

Bank

25.2

9.4

10.7

4.0

$

13.4

5.0%

#

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003, AND 2002

NOTE 13 - PARENT-ONLY FINANCIAL STATEMENTS

The following represents the condensed financial statements of St. Joseph Capital Corporation (“Parent”) only.  The Parent-only financial information should be read in conjunction with the Company’s consolidated financial statements.

The condensed balance sheet at December 31, 2004 and 2003 is as follows (000s omitted):

2004

2003

ASSETS

Cash and cash equivalents

$

1,196

$

1,672

Securities available for sale

26

46

Investments in banking subsidiary

27,858

25,414

Investment in non-bank subsidiary

194

-

Other assets

354

340

Total assets

$

29,628

$

27,472

LIABILITIES AND STOCKHOLDERS' EQUITY

Other liabilities

$

3,096

$

3,237

Stockholders' equity

26,532

24,235

Total liabilities and shareholders’ equity

$

29,628

$

27,472

The condensed statement of operations for the years ended December 31, 2004, 2003, and 2002 is as follows (000s omitted):

2004

2003

2002

Interest and dividend income

$

3

$

3

$

1

Gain on sales of securities available-for-sale

4

-

-

Other expenses

(537)

(535)

(115)

Loss - Before income taxes and equity

  in undistributed net income of subsidiaries

(530)

(532)

(114)

Income tax benefit

211

149

44

Loss- Before equity in undistributed

  net income of subsidiaries

(319)

(383)

(70)

Equity in undistributed net income (loss)

  of subsidiaries

Bank

2,730

2,208

1,753

Non-bank

(2)

-

-

Net income

$

2,409

$

1,825

$

1,683

#

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003, AND 2002

NOTE 13 - PARENT-ONLY FINANCIAL STATEMENTS (Continued)

The condensed statement of cash flows for the years ended December 31, 2004, 2003, and 2002 is as follows (000s omitted):

2004

2003

2002

Cash Flows from Operating Activities

Net income

$

2,409

$

1,825

$

1,683

Adjustments to reconcile net income

  to net cash from operating activities

Equity in undistributed net income

  of subsidiaries

(2,728)

(2,208)

(1,753)

Gain on sales of securities

  available for sale

(4)

-

-

Change in other assets

(14)

(134)

(32)

Change in other liabilities

(141)

-

1

Net cash (used in) provided by

operating activities

(478)

(517)

(101)

Cash Flows from Investing Activities

Investment in banking subsidiary

-

(2,500)

(500)

Investment in non-bank subsidiary

(196)

Proceeds from sales of securities

  available-for-sale

24

-

-

Net cash (used in) provided by investing

 activities

(172)

(2,500)

(500)

Cash Flows from Financing Activities

Issuance of trust preferred stock

-

3,000

-

Cash dividends paid

(278)

Proceeds from issuance of common stock, net

452

642

11

Net cash provided by financing activities

174

3,642

11

Net (Decrease) Increase in Cash and

Cash Equivalents

(476)

625

(590)

Cash and Cash Equivalents - Beginning of year

1,672

1,047

1,637

Cash and Cash Equivalents - End of year

$

1,196

$

1,672

$

1,047

#

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004, 2003, AND 2002

NOTE 14 – QUARTERLY FINANCIAL DATA (UNAUDITIED)

Net

Provision

Gain On

Income per

Interest

Interest

Interest

For Loan

Sale Of

Net

Common Share

Income

Expense

Income

Losses

Securities

Income

Basic

Diluted

2004

First quarter

$

3,343

$

1,179

$

2,164

$

44

$

77

$

526

$

.30

$

.29

Second quarter

3,432

1,146

2,286

84

-

540

.31

.30

Third quarter

3,763

1,315

2,448

95

29

633

.37

.35

Fourth quarter

4,219

1,672

2,547

38

-

710

.41

.39

2003

First quarter

$

3,219

$

1,162

$

2,057

$

77

$

-

$

501

$

.30

$

.29

Second quarter

3,157

1,123

2,034

62

33

508

.30

.29

Third quarter

3,160

1,005

2,155

94

105

301

.18

.17

Fourth quarter

3,158

1,080

2,078

94

98

515

.30

.29